Exhibit 1.5

GLOBAL MEDIUM TERM NOTES, SERIES A
AND OTHER SECURITIES OF BARCLAYS BANK PLC

Accession Agreement

June 23, 2011

Ladies and Gentlemen:

1.             General.  The undersigned party, JPMorgan Securities Inc. (“you”), and Barclays Bank PLC, a public limited company organized under the laws of England and Wales (“we”, “us” or the “Issuer”), have previously entered into that certain Agency Agreement dated November 20, 2006 (as amended from time to time, the “Agency Agreement”).  Your affiliate, Chase Investment Services Corp., a Delaware corporation (“CISC”), desires to become a party to the Agency Agreement in the capacity of Agent, and we desire to admit CISC as an Agent under the Agency Agreement in connection with such offerings of securities of the Issuer as may be agreed from time to time between CISC and us.

2.             Agreement.  Upon the execution of this Accession Agreement, you and CISC acknowledge, agree and confirm that CISC will be deemed to be a party to the Agency Agreement and, from and after the date hereof, shall have all of the rights and obligations of an Agent thereunder as if it had executed the Agency Agreement.  CISC hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions of the Agency Agreement in its capacity as Agent with respect to such offerings of securities in which CISC acts as placement agent.  Any reference in the Agency Agreement to “you” or to the “Agent” shall be deemed to refer to CISC in connection with such offerings of securities, and any reference in the Agency Agreement to a “party” to the Agency Agreement shall be deemed to refer to CISC, you or us.

3.             Counterparts.  This Accession Agreement may be executed and delivered in counterparts, each of which shall be deemed an original.

4.             Governing Law.  This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BARCLAYS BANK PLC

		By:	/s/ Sean Gordon
Name: Sean Gordon
Title: Managing Director

Agreed: June 23, 2011

JPMORGAN SECURITIES INC.,
ACTING THROUGH ITS “PRIVATE BANK”
AND “PRIVATE CLIENT SERVICES”

By:	/s/ Robert Ferrari
Name: Robert Ferrari
Title: VP – US Equities

CHASE INVESTMENT SERVICES CORP.

By:	/s/ Alan Chabot
Name: Alan Chabot
Title: President & CEO, Chase Investment Services Corp.